SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 23, 1999



                                  SBARRO, INC.
              -----------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    NEW YORK
              -----------------------------------------------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


               1-8881                                   11-2501939
        -----------------------              ---------------------------------
        (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NO.)


                401 BROADHOLLOW ROAD, MELVILLE, NEW YORK    11747
              -----------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 864-0200


                                 NOT APPLICABLE
              ----------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On September  28, 1999,  Mario  Sbarro,  Joseph  Sbarro,  Joseph Sbarro
(1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively, the "Continuing Shareholders") became the holders of 100% of the issued and outstanding Common Stock of Sbarro, Inc. (the "Company") pursuant to an Amended and Restated Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC ("Mergeco") and the Continuing Shareholders (the "Merger Agreement"). The following brief description of the consideration payable under the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is Exhibit 2.1 to this Report.

         Pursuant to the terms of the Merger Agreement, Mergeco merged (the "Merger") with and into the Company and the Company's shareholders other than the Continuing Shareholders or Mergeco (the "Public Shareholders") received the right to receive $28.85 per share in cash in exchange for the approximately 13.5 million shares of the Company's Common Stock not owned by the Continuing Shareholders, and all outstanding stock options, including stock options held by Continuing Shareholders, have been terminated in exchange for a cash payment equal to the number of shares subject thereto multiplied by the excess, if any, of $28.85 over the applicable option exercise price. The Company estimates that approximately $411.0 million is required to consummate the Merger and pay related fees and expenses of the transactions.

         The consideration for shares of the Public Shareholders and for the stock options pursuant to the Merger Agreement was funded through the placement of $255.0 million of 11.0% Senior Notes (the "Senior Notes") due 2009, sold at a price of 98.514% of par to yield 11.25% per annum, and substantially all of the Company's cash on hand. The Notes were issued under an Indenture dated September 28, 1999 among the Company, each of the Company's current and future Restricted Subsidiaries (as defined), as guarantors, and Firstar Bank, N.A., as trustee (the "Indenture"). The Company also entered into a Credit Agreement dated as of September 23, 1999 with European American Bank (the "Bank") to provide an unsecured $30.0 million senior revolving credit facility (the "Credit Agreement"). The following is a brief description of certain terms of the Indenture and the Credit Agreement and is qualified in its entirety by reference to the Indenture and the Credit Agreement which are filed as Exhibits 4.1 and
4.2 to this Report.

         Interest on the Notes is payable semi-annually on March 15 and September 15 of each year commencing on March 15, 2000 at the rate of 11.0% per annum.

         The Company's payment obligations under the Notes are jointly and severally unconditionally and irrevocably guaranteed by all of the Company's current Restricted Subsidiaries and is to be similarly guaranteed by the Company's future Restricted Subsidiaries. The Notes and the subsidiary guarantees are senior unsecured obligations of the Company and the guarantor subsidiaries, ranking PARI PASSU in right of payment to all of the Company's and the guarantor subsidiaries' respective present and future senior debt, including under the Credit Agreement.

         The Indenture permits redemption of the Notes at the Company's option at varying redemption prices and requires the Company to offer to purchase Notes in the event of a Change of Control and in connection with certain Asset Sales (each as defined).

         The Indenture contains various covenants on the part of the Company and its Restricted Subsidiaries, including, but not limited to, restrictions on making of dividends, stock repurchases, certain investments and other restricted payments, the incurrence of indebtedness and liens on its assets, affiliate transactions, asset sales and mergers.

         The Credit Agreement provides an unsecured revolving credit facility (the "Credit Facility") to the Company enabling the Company to borrow, on a revolving basis from time to time during its five-year term, up to $30.0 million, including a $10.0 million sublimit for standby letters of credit.

         At the Company's option, the interest rates applicable to loans under the Credit Agreement will be at either (a) the Bank's prime rate plus a margin ranging from zero to 0.75% (the initial margin will be 0.50%) or (b) reserve adjusted LIBOR plus a margin ranging from 1.5% to 2.5% (the initial margin will be 2.25%). In each case, the margin depends upon the ratio of the Company's senior debt (as defined) to its EBITDA (as defined).

         Each of the Company's current Corporate Guarantors (as defined in the Credit Agreement, being the Restricted Subsidiaries under the Indenture) have agreed to, and the future Corporate Guarantors are to, unconditionally and irrevocably guarantee the Company's obligations under the Credit Agreement on a joint and several basis.

         The Company has agreed to pay certain fees in connection with the Credit Agreement, including an unused commitment fee at a rate per year that will vary from 0.25% of the undrawn amount of the facility to 0.45% of the undrawn amount of the facility per year, depending upon the ratio of the Company's senior debt to EBITDA. Initially, the unused commitment fee will be 0.40% per year.

         The Company's borrowings under the Credit Agreement are repayable on September 28, 2004. In addition, the Company will be required to repay the Company's loans and reduce the lenders commitments under the Credit Agreement using the proceeds of certain asset sales and certain issuances of certain equity interests of, and sales of equity interests in, Corporate Guarantors.

         The Credit Agreement contains various covenants, including, but not limited to, restrictions on making of dividends and stock repurchases, certain investments and other restricted payments, the incurrence of indebtedness, guarantees and other contingent obligations, and liens on its assets, affiliate transactions, asset sales and mergers, consolidations and acquisitions of stock or assets by the Company and the Corporate Guarantors. In addition, the Credit Facility contains provisions that under certain circumstances prohibit redemptions or repurchases of the Notes, including repurchases that might otherwise be required pursuant to the terms of the Indenture, and imposes certain conditions on the Company's amending or supplementing the Indenture. Additionally, the Company will have to maintain a minimum ratio of the Company's consolidated EBITDA (with the Corporate Guarantors) to the Company's consolidated interest expense (with the Corporate Guarantors) of at least 2.0 to
1.0 and a ratio of the Company's consolidated senior debt (with the Corporate Guarantors) to the Company's consolidated EBITDA (with the Corporate Guarantors) ranging from 4.5 to 1.0 in 1999 to 3.9 to 1.0 beginning December 29, 2002.

         A copy of the Company's press releases dated September 24, 1999 and September 29, 1999 are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Reference is made to Item 1 above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

              Not applicable.

         (b)  PRO FORMA FINANCIAL INFORMATION:

         Pro Forma financial information is provided herein on pages F-1 through F-7.

         (c)  EXHIBITS:


Exhibit        Description
-------        -----------

2.1 Amended and Restated Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC, a New York limited liability company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated (date of earliest event reported) June 17, 1999, File No. 1-8881.)

4.1 Indenture dated as of September 28, 1999 among the Company, the Restricted Subsidiaries of the Company named therein, as guarantors, and Firstar Bank, as trustee.

4.2 Credit Agreement dated as of September 23, 1999 by and among the Company and European American Bank, as Agent, and the Lenders Party thereto (initially European American Bank).

10.1           Registration   Rights   Agreement  dated as of September 28, 1999
`              among the Company, the Guarantors named therein and Bear, Stearns
               & Co. Inc.

99.1           Press release of the Company dated September 24, 1999

99.2           Press release of the Company dated September 29, 1999

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      SBARRO, INC.


Date: October 7, 1999                 By:/s/ Robert G. Rooney
                                         --------------------------------------
                                         Robert G. Rooney,
                                         Vice President - Finance and
                                         Chief Financial Officer

                 UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA

         The following unaudited consolidated pro forma financial data have been derived from the Company's historical financial statements. The unaudited consolidated pro forma balance sheet gives effect to the Transaction as if it had occurred on July 18, 1999. The unaudited consolidated pro forma income statements for the year ended January 3, 1999, twenty-eight weeks ended July 18, 1999 and the twelve months ended July 18, 1999 give effect to the Transaction as if it had occurred at the beginning of each period presented. The unaudited consolidated pro forma financial data should be read in conjunction with the Company's "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and audited Consolidated Financial Statements and notes thereto for the year ended January 3, 1999 included in its Annual Report on Form 10-K for the year ended January 3, 1999 and the Company's unaudited Consolidated Financial Statements and notes thereto for the twenty-eight weeks ended July 18, 1999 included in its Quarterly Report on Form 10-Q for the twenty-eight weeks ended July 18, 1999.

         The pro forma adjustments are based upon available information and certain assumptions that the Company's management believes are reasonable and are described in the notes accompanying the unaudited consolidated pro forma financial statements. The unaudited consolidated pro forma financial data do not purport to represent what the Company's results of operations or financial position would have been had the transactions occurred on the dates indicated, or to project the Company's results of operations or financial position for any future period or date, nor does it give effect to any matters other than those described in the notes thereto. The Merger will be accounted for as a purchase for financial accounting purposes.

         The unaudited consolidated pro forma financial data presented herein do not reflect the Company's current intention to elect to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, and, where applicable and permitted, under similar state and local income tax provisions, beginning as early as fiscal 2000. At the time of the S corporation election, the Company's deferred income taxes will be eliminated or reduced.

                                  SBARRO, INC.

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JULY 18, 1999

                                                                 TRANSACTION
                                                   HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                   ----------    -----------    ---------
                                                            (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents....................     $152,907    $(146,000)(a)    $  6,907
  Receivables..................................        3,542            --          3,542
  Inventories..................................        2,882            --          2,882
  Prepaid expenses.............................        5,114            --          5,114
                                                     -------      --------        -------
          Total current assets.................      164,445      (146,000)        18,445
Property and equipment, net....................      138,397            --        138,397
Excess purchase price over cost basis..........           --     224,835(b)       224,835
Deferred financing fees and transaction costs..           --      14,900(c)        14,900
Other assets, net..............................        8,902            --          8,902
                                                    --------     ---------       --------
                                                    $311,744    $   93,735       $405,479
                                                    ========    ==========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................     $  7,512    $       --       $  7,512
  Accrued expenses.............................       24,786            --         24,786
  Income taxes.................................           75            --             75
                                                          --             -             --
          Total current liabilities............       32,373            --         32,373
Long-term debt.................................           --     265,000(d)       265,000
Deferred income taxes..........................        8,882            --          8,882
Commitments and contingencies
Shareholders' equity...........................      270,489    (171,265)(e)       99,224
                                                    --------    ---------       ---------
                                                    $311,744    $  93,735       $ 405,479
                                                    ========    =========       =========

          See notes to unaudited consolidated pro forma financial data

                                  SBARRO, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                           YEAR ENDED JANUARY 3, 1999


                                                                    TRANSACTION
                                                      HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                      ----------    -----------    ---------
                                                              (DOLLARS IN THOUSANDS)
Revenues:
  Restaurant sales...............................      $361,534    $      --       $361,534
  Franchise related income.......................         8,578           --          8,578
  Interest income................................         5,120    (5,120)(a)            --
                                                        -------    ---------        -------
          Total revenues.........................       375,232       (5,120)       370,112
                                                        -------    ---------        -------
Costs and expenses:
  Cost of food and paper products................        76,572           --         76,572
  Restaurant operating expenses:
     Payroll and other employee benefits.........        93,367           --         93,367
     Occupancy and other.........................       101,013           --        101,013
Depreciation and amortization....................        22,429      7,495(b)        29,924
General and administrative.......................        19,708           --         19,708
Interest expense.................................            --     28,650(c)        30,519
                                                                     1,490(d)
                                                                       379(e)
Provision for unit closings......................         2,515           --          2,515
Non-recurring charges............................         5,605           --          5,605
Other income.....................................        (2,680)          --         (2,680)
                                                        -------       ------        -------
          Total costs and expenses...............       318,529       38,014        356,543
                                                        -------       ------        -------
Income before income taxes and cumulative effect of
  change in method of accounting.................        56,703      (43,134)        13,569
Income taxes.....................................        21,547      (13,121)(f)      8,426
                                                         ------     --------        -------
Income before cumulative change in method of
  accounting.....................................        35,156      (30,013)         5,143
Cumulative effect of change in method of accounting for
  start-up costs.................................          (822)          27(f)        (795)
                                                       --------    ---------       --------
Net income.......................................      $ 34,334    $ (29,986)      $  4,348
                                                       ========    =========       ========
EBITDA...........................................      $ 82,132                    $ 82,132

          See notes to unaudited consolidated pro forma financial data

                                  SBARRO, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     TWENTY-EIGHT WEEKS ENDED JULY 18, 1999

                                                     TRANSACTION
                                        HISTORICAL   ADJUSTMENTS     PRO FORMA
                                        ----------   -----------     ---------
                                                  (DOLLARS IN THOUSANDS)

Revenues:
  Restaurant sales.................      $179,051   $      --        $179,051
  Franchise related income.........         4,332          --           4,332
  Interest income..................         2,624      (2,624)(a)          --
                                          -------      -------        -------
          Total revenues...........       186,007      (2,624)        183,383
                                          -------      ------         -------
Costs and expenses:
  Cost of food and paper products..        36,981          --          36,981
  Restaurant operating expenses:
     Payroll and other employee benefits   49,575          --          49,575
     Occupancy and other...........        56,205          --          56,205
Depreciation and amortization......        12,278     4,036(b)         16,314
General and administrative.........        12,339          --          12,339
Interest expense...................            --    15,427(c)         16,433
                                                        802(d)
                                                        204(e)
Other income.......................        (2,574)         --          (2,574)
                                          -------    --------         -------
          Total costs and expenses.       164,804      20,469         185,273
                                          -------    --------         -------
Income (loss) before income taxes..        21,203     (23,093)         (1,890)
Income taxes.......................         8,057      (7,199)(f)         858
                                         --------   ---------        --------
Net income (loss)..................      $ 13,146   $ (15,894)       $ (2,748)
                                         ========   =========        ========
EBITDA.............................      $ 30,857                    $ 30,857


          See notes to unaudited consolidated pro forma financial data

                                  SBARRO, INC.

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                        TWELVE MONTHS ENDED JULY 18, 1999

                                                   LESS           PLUS
                                               TWENTY-EIGHT   TWENTY-EIGHT      TWELVE                         PRO FORMA
                                                   WEEKS          WEEKS         MONTHS                       TWELVE MONTHS
                                YEAR ENDED         ENDED          ENDED          ENDED        TRANSACTION        ENDED
                              JANUARY 3, 1999  JULY 12, 1998  JULY 18, 1999  JULY 18, 1999    ADJUSTMENTS    JULY 18, 1999
                              ---------------  -------------  -------------  -------------    -----------    -------------
                                                                 (DOLLARS IN THOUSANDS)
Revenues:
  Restaurant sales........       $361,534         $174,028       $179,051       $366,557       $    --          $ 366,557
  Franchise related
     income...............          8,578            4,154          4,332          8,756            --              8,756
  Interest income.........          5,120            2,545          2,624          5,199        (5,199)(a)             --
                                  -------          -------        -------        -------       -------           --------
          Total revenues..        375,232          180,727        186,007        380,512        (5,199)           375,313
                                  -------          -------        -------        -------        ------            -------
Costs and expenses:
  Cost of food and paper
     products.............         76,572           36,423         36,981         77,130            --             77,130
  Restaurant operating
     expenses:
     Payroll and other
       employee benefits..         93,367           46,899         49,575         96,043            --             96,043
     Occupancy and other..        101,013           52,985         56,205        104,233            --            104,233
Depreciation and
  amortization............         22,429           11,725         12,278         22,982         7,495(b)          30,477
General and
  administrative..........         19,708           10,367         12,339         21,680            --             21,680
Interest expense..........             --               --             --             --        28,650(c)          30,519
                                                                                                 1,490(d)
                                                                                                   379(e)
Provision for unit
  closings................          2,515            1,525             --            990            --               990
Non-recurring charges.....          5,605              986             --          4,619            --             4,619
Other income..............         (2,680)          (1,259)        (2,574)        (3,995)           --            (3,995)
                                  -------          -------        -------        -------        ------           -------
          Total costs and
            expenses......        318,529          159,651        164,804        323,682        38,014           361,696
                                  -------          -------        -------        -------        ------           -------
Income before income taxes
  and cumulative effect of
  change in method of
  accounting..............         56,703           21,076         21,203         56,830       (43,213)           13,617
Income taxes..............         21,547            8,009          8,057         21,595       (13,150)(f)         8,445
                                  -------          -------        -------        -------       -------           -------
Income before cumulative
  effect of change in method
  of accounting...........         35,156           13,067         13,146         35,235       (30,063)            5,172
Cumulative effect of change
  in method of accounting
  for start-up costs, less
  income tax benefit of
  $504....................           (822)            (822)            --             --            --                --
                                 --------         --------       --------       --------       --------        ---------
Net income................       $ 34,334         $ 12,245       $ 13,146       $ 35,235       $(30,063)       $   5,172
                                 ========         ========       ========       ========       ========        =========
EBITDA....................       $ 82,132         $ 32,767       $ 30,857       $ 80,222                       $  80,222

          See notes to unaudited consolidated pro forma financial data

                                  SBARRO, INC.

            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL DATA

1.       UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS:

     The Company made the following pro forma adjustments to arrive at its pro forma consolidated balance sheet as of July 18, 1999:

     (a) Represents cash on hand used as consideration in the Merger.

     (b) Represents the excess of the purchase price over the fair value of net assets acquired arising as a result of the Merger. The adjustments are based on presently available information and on certain assumptions that the Company believes is reasonable; however, actual recording of the Merger will be based upon appraisals, evaluations and estimates of fair values.

     (c) Represents deferred financing and other costs associated with the Merger.

     (d) Represents initial borrowings under the Credit Facility and issuance of the Senior Notes. The Senior Notes are recorded at a discount of approximately $3.8 million to the face amount to reflect the original issue discount on the Senior Notes.

     (e) Represents the elimination of the Public Shareholders' proportionate share of shareholders' equity.

2.   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:

         The Company has made the following pro forma adjustments to arrive at its pro forma consolidated statements of operations:

     (a) (Represents elimination of interest income due to $146.0 million of cash on hand used as consideration in the Merger.

     (b) Represents amortization of the excess of the purchase price over the fair value of net assets acquired arising as a result of the Merger. The adjustments are based on presently available information and on certain assumptions that the Company believes are reasonable; however, actual recording of the Merger will be based upon appraisals, evaluations and estimates of fair values.

     (c) Represents cash interest expense as a result of the issuance of the Senior Notes and initial borrowings of $13.8 million under the Credit Facility.

     (d) Represents amortization of deferred financing and transaction costs over the life of the Senior Notes.

     (e) Represents amortization of original issue discount over the life of the Senior Notes.

     (f) Reflects adjustments to the Company's income tax provision and effective tax rate as a result of the transactions. The Company's effective tax rate after the Merger will be higher than its historical effective tax rate primarily due to the non-deductible amortization of the excess of the purchase price over the fair value of net assets acquired arising as a result of the Merger. The adjustments are based on presently available information and on certain assumptions that the Company believes are reasonable; however, actual recording of the Merger will be based upon appraisals, evaluations and estimates of fair values.

                                  EXHIBIT INDEX


Exhibit        Description
-------        -----------

2.1 Amended and Restated Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC, a New York limited liability company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants. (Incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated (date of earliest event reported) June 17, 1999, File No. 1-8881.)

4.1 Indenture dated as of September 28, 1999 among the Company, the Restricted Subsidiaries of the Company named therein, as guarantors, and Firstar Bank, as trustee.

4.2 Credit Agreement dated as of September 23, 1999 by and among the Company and European American Bank, as Agent, and the Lenders Party thereto (initially European American Bank).

10.1 Registration Rights Agreement dated as of September 28, 1999 among the Company, the Guarantors named therein and Bear, Stearns & Co. Inc.

99.1 Press release of the Company dated September 24, 1999

99.2 Press release of the Company dated September 29, 1999